Exhibit 10.39

JPMORGAN CHASE BANK, N.A.
MODIFICATION, RENEWAL AND EXTENSION
OF NOTE, LIENS AND CREDIT AGREEMENT

This Modification, Renewal and Extension of Note, Liens and Credit Agreement (herein referred to as this “Agreement”) is being executed on this 8th day of May, 2009, to be effective April 15, 2009 (herein referred to as the “Effective Date”) by and among MACE SECURITY PRODUCTS, INC., a Delaware corporation (herein referred to as “Maker”) whose current address is 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania  19044, MACE CAR WASH ARIZONA, INC. d/b/a GENIE CAR WASH (herein referred to as “Mace Car Wash”) whose address is 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania  19044, COLONIAL FULL SERVICE CAR WASH, INC. (herein referred to as “Colonial”) whose address is 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania  19044, MACE SECURITY INTERNATIONAL, INC. (herein referred to as “Mace Security”) whose address is 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania  19044, and JPMORGAN CHASE BANK, N.A., a national banking association, and its successors and assigns, successor by merger to Bank One, N.A. (herein referred to as “Bank”) whose current address is 420 Throckmorton, Suite 400, Fort Worth, Texas 76102.

RECITALS:

WHEREAS, on the 15th day of September, 2004, Maker did execute that one certain Promissory Note (herein referred to as the “Note”) in the original principal amount of $825,000.00 payable to the order of Bank, secured by, inter alia, Deed of Trust, Security Agreement and Assignment of Rents and Leases of even date therewith to Douglass J. Kroiss, Trustee, covering the property described therein and including the property described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes (herein referred to as the “Property”), said Deed of Trust being recorded in Volume 2004188, Page 14376 , Real Property Records, Dallas County, Texas (herein referred to as the “Deed of Trust”); and

WHEREAS in connection with the execution of the Note and Deed of Trust, Mace Car Wash, Colonial, Mace Security, Eager Beaver Car Wash, Inc. (“Eager Beaver”) and Mace Truck Wash d/ba/ Red Baron Truck Wash (“Mace Truck”, and said Mace Car Wash, Colonial, Mace Security, Eager Beaver and Mace Truck being collectively referred to herein as the “Guarantors”) did execute their respective Guaranty Agreements guaranteeing the payment of the Note (herein referred to as the “Original Guaranties”); and

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WHEREAS, Maker and Bank did execute that one certain Credit Agreement dated October 31, 2006 (herein referred to as the “Credit Agreement”, and said Note, Deed of Trust, the Original Guaranties, the Credit Agreement, this Agreement and all other documents executed in connection therewith being collectively referred to herein as the “Loan Documents”); and

WHEREAS, Maker has requested that Bank extend the maturity date of the Note and to modify certain other provisions contained in the Loan Documents, and Bank, being the legal owner and holder of the Note and the liens securing the Note, is agreeable thereto subject to certain terms and provisions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the modification of the Loan Documents as set forth below, Maker and Bank hereby agree as follows:

1.           Note Balance.  Borrower and Bank hereby acknowledge and agree that the outstanding principal balance of the Note as of the Effective Date hereof is $649,549.63.  Borrower hereby promises to pay all sums due under the Note and the Loan Documents.

2.           Maturity Date.  The maturity date of the Note shall be extended to April 15, 2012 (the “Extended Maturity Date”).

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3.           Interest Rate.  Interest on the unpaid principal balance of the Note shall accrue at the rate which shall from day to day be equal to the rate of 00.95% per annum (the “Applicable Margin”) above the Chase Bank Floating Rate (“CBFR”) (as hereinafter defined) computed on the basis of a 360 day year unless that calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a 365 or 366 day year, as the case may be (the “Note Rate”), and at a rate of 3.00% per annum above the Note Rate, at the Bank’s option, upon the occurrence of any default under the Note, whether or not the Bank elects to accelerate the maturity of the Note, from the date of such increased rate is imposed by Bank.  As used herein, CBFR shall mean the Prime Rate (as hereinafter defined); provided that the CBFR shall, on any day, not be less than the Adjusted One Month LIBOR Rate (as hereinafter defined).  The CBFR is a variable rate and any change in the CBFR due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.  As used herein, Prime Rate means the rate of interest per annum announced from time to time by the Bank as its prime rate.  The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective.  THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK’S LOWEST RATE.  As used herein, Adjusted One Month LIBOR Rate means, for any day, the sum of (i) 2.50% per annum plus (ii) the quotient of (a) the interest rate determined by the Bank by reference to the Page (as hereinafter defined) to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day (as hereinafter defined), on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month divided by (b) one minus the Reserve Requirement (as hereinafter defined)(expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.   As used herein Page means Reuters Screen LIBOR01 formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the “Service”) or any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market.  As used herein Business Day means (i) with respect to the Adjusted One Month LIBOR Rate, a day (other than a Saturday or Sunday) on which banks generally are open in Texas and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.  As used herein Reserve Requirement means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D (as hereinafter defined).  As used herein Regulation D means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.  The Bank’s determination of such CBFR shall be conclusive.  Such rate shall fluctuate automatically upward and downward, without notice to Maker or any other party.

4.           Payment Terms.  From and after the Effective Date, the Note shall be amortized on the basis of a 134 month straightline amortization (the “Amortization Period”) payable in monthly installments of $4,847.38 each, plus interest, commencing on the 15th day of May, 2009 and continuing on the same day of each month thereafter through the Extended Maturity Date.  Interest shall be adjusted with each change in the CBFR.  Each such payment shall be applied first to accrued but unpaid interest and then to principal.

5.           Release of Guarantors/Reaffirmation of Guaranty.  It is agreed by and between Maker and Bank that Eager Beaver and Mace Truck shall be released as Guarantors on the Note and hereinafter the said Eager Beaver and Mace Truck shall not be included in the definition of Guarantors.  All other Guarantors herein reaffirm their liability to Bank under their respective Guaranties and hereby acknowledge and agree that neither this Agreement nor any documents executed in connection herewith or in connection with the Loan Documents, shall in any way affect, impair or diminish Guarantors’ obligations or Bank’s rights and remedies as provided in the Guaranties.

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6.            Modification of Credit Agreement.

(A).        Paragraph 1. of the Credit Agreement entitled “Credit Facilities” is hereby deleted and the following is substituted in its place, to-wit:

“1.          Credit Facilities.

1.1           Scope.  This agreement, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Liabilities, as defined below, including but not limited to, the following described promissory notes:

1.2           Facility A (Line of Credit).  The Bank agrees to extend credit to the Borrower in the original principal sum not to exceed $500,000.00 in the aggregate at any one time outstanding (“Facility A”).  Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with the agreement and any renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefore.  The proceeds of Facility A shall be used for the following purpose: support working capital

1.3           Facility B (Term Loan).  The Bank agrees to extend credit to the Borrower in the form of the modification of a loan in the original principal sum of Eight Hundred Twenty-Five Thousand and No/100 Dollars ($825,000.00) (“Facility B”), bearing interest and payable as set forth in the Note dated September 15, 2004 as modified or amended by any renewals, modifications or extensions thereof, including, but not limited to that certain Modification, Renewal and Extension of Note and Lien dated as of April 15, 2009.  The security for Facility B is a lien on Lot 1, Block A, Signature Stone Addition, an Addition to the City of Farmers Branch, Dallas County, Texas.”

(B).         Paragraph 5.2N of the Credit Agreement entitled “Liquidity” is hereby deleted and the following is substituted in its place, to-wit:

“N.         Liquidity.  Permit at any time the total of cash and marketable securities of Mace Security International, Inc. to be less than $3,000,000.00.”

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7.           Acknowledgment by Maker.  Maker agrees that all terms and provisions of the Note, the Deed of Trust, the Credit Agreement, and any and all other instruments creating or affixing the liens securing the Note shall be and remain in full force and effect as written, except as otherwise expressly provided in this Agreement.  Maker agrees that this extension of the maturity date and rearrangement of the payment terms on the Note shall in no manner affect or impair said Note and the liens securing same and that said liens shall in no manner be waived, the purpose of this instrument being simply to extend the maturity date of the Note and to rearrange the time or manner of payment of said Note.  All of the Property as described in the Deed of Trust shall remain in all respects subject to the lien, charge, or encumbrance of the Deed of Trust and nothing contained in this Agreement and nothing done pursuant to this Agreement shall affect or be construed to affect the lien, charge, or encumbrance of the Deed of Trust or the priority of the Deed of Trust over any other liens, charges, or encumbrances, or to release or affect the liability of any party or parties who may now or subsequently be liable under or on account of the Note or the Deed of Trust, nor shall anything contained in this Agreement or done in pursuance of this Agreement affect or be construed to affect any other security for the Note held by Bank.  Nothing contained in this Agreement shall operate to release Maker from its liability to keep and perform all of the terms, conditions, obligations, and agreements contained in the Note and the Deed of Trust, except as expressly modified in this Agreement, and nothing contained in this Agreement shall operate to release any Guarantors from his, its, or their liability pursuant to its/his/their Guaranties, except as stated herein.  It is expressly understood and agreed that failure to pay the indebtedness evidenced by the Note and this Agreement when due shall constitute default under this Agreement.  An event of default under this Agreement shall also exist upon any Maker’s death, incapacity, dissolution, merger, consolidation, termination of existence, insolvency, business failure, appointment of a receiver, commission of an act of bankruptcy, assignment for the benefit of creditors, or a material adverse change in the financial condition of Maker or the commencement of any bankruptcy or insolvency related proceeding by or against the Maker, any guarantor, or any other person or entity directly or indirectly liable for the repayment of the indebtedness of the Note.  Upon any such default, and without waiving any other rights under the Note, this Agreement, or any other instrument executed in connection with the Note, Bank may, at its option, exercise any or all rights, powers, and remedies afforded under all security instruments securing the Note and by law, including the right to declare the unpaid balance of principal and accrued interest on the Note immediately due and payable.

8.           Cross Default/Cross Collateralization.  Notwithstanding any provision contained herein or elsewhere in the Loan Documents to the contrary, Maker acknowledges and agrees that the liens created in the Loan Documents securing the Note and all other liens executed in connection therewith shall additionally secure all indebtedness owing by Maker and Mace Security to Bank.  Until the Note is paid in full, the reduction of, or payment in full of, any or all such other indebtedness or the absence of any indebtedness owed by Maker and/or Mace Security to Bank at or during any particular period of time shall not affect the continuing validity and effect of the Loan Documents securing the Note as to other indebtedness of Maker and/or Mace Security.  Maker acknowledges and agrees that in the event Maker becomes in default hereunder, such default shall also constitute an event of default under other existing or future indebtedness of Maker and/or Mace Security owing to Bank.  Maker further acknowledges that in the event Maker or Mace Security becomes in default under any other indebtedness owing to Bank, such default shall also constitute an event of default hereunder and shall entitle Bank, at Bank’s option to pursue its remedies hereunder.

9.           Release and Waiver of Claims.  As a material inducement to Bank to execute and deliver this Agreement, Maker hereby declares that Maker has no set-offs, claims, counterclaims, defenses, or other causes of action whatsoever against Bank or any of Bank’s officers, directors, employees, agents, or representatives arising out of the loan evidenced by the Note, the renewal, modification, and extension of such loan, any documents executed in connection with the Note, or otherwise.  To the extent any such set-offs, claims, counterclaims, defenses, or other causes of action may exist, whether known or unknown, such items hereby are forever RELEASED, DISCHARGED, AND WAIVED by Maker.

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10.           Usury.  Regardless of any provision contained in the Note, this Agreement, or in any other document executed in connection with the Note, Bank shall never be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the maximum amount permitted under applicable law (the “Highest Lawful Rate”), and in the event Bank ever receives, collects, or applies, as interest, any such excess, such amount shall be deemed a partial prepayment of principal, and, if the principal of the Note is paid in full, any remaining excess shall immediately be refunded to the payor.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and Bank shall, to the maximum extent permitted by law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayment and the effects of such; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note so that the Interest Rate is uniform throughout the entire term of the Note, including all renewals and extensions of the Note.

11.           Costs and Expenses.  Contemporaneously with the execution and delivery of this Agreement and to the extent not prohibited by law, Maker will pay, or reimburse Bank for, all costs and expenses, of every character, incurred or expended from time to time (including, but not limited to, the fees and expenses of legal counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, refiling, and re-recording of this Agreement and all related financing statements, and the making, servicing, and collection of the debt secured by this Agreement; any and all stamp, mortgage and recording taxes; the costs of any title insurance or lien insurance purchased by Bank in connection with this Agreement; all costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers, or other documents or writings relating to the transactions contemplated by this Agreement; and all costs (including attorneys’ fees) of reviewing title opinions and security opinions relating to the debt secured by this Agreement.  Maker will reimburse Bank for all amounts expended by Bank to satisfy any obligation of Maker under this Agreement or to protect the Property.  In addition, whether or not a default shall have occurred, Maker will pay, or reimburse Bank for, all costs and expenses, of every character incurred or expended from time to time in connection with evaluation, monitoring, administration and protection of the Property, the exercise of Bank of any of its rights and remedies under this Agreement or at law (including, but not limited to, all appraisal fees, consulting fees, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, fees incident to title searches and reports, investigation costs, escrow fees, attorneys’ fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all fees and expenses incurred in connection with the marshalling, guarding management, operation, removal, maintenance, cleanup, storage, auction and liquidation of the Property.  Any amount to be paid or reimbursed by Maker to Bank shall be a demand obligation owing by Maker to Bank and, to the extent not prohibited by law, shall bear interest from the date of expenditure by Bank until paid at the same rate provided for past-due principal and interest in the principal obligation (the “Past Due Rate”).  The principal obligation shall be (1) the Note secured by the Deed of Trust; (2) if more than one note is secured, the note with the largest face amount; and (3) if no note is secured, the obligation with the largest face amount.

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12.           Additional Documentation.  From time to time, Maker shall execute or procure and deliver to Bank such other and further documents and instruments evidencing, securing, or pertaining to the Note or the other Loan Documents executed in connection with the Note, as shall be reasonably requested by Bank so as to evidence or effect the terms and provisions of this Agreement.  Such documents shall specifically include, but not be limited to, such financial statements and other financial information of Maker in such form and detail as Bank may request from time to time.  Upon Bank’s request, Maker shall cause to be delivered to Bank an opinion of counsel, satisfactory to Bank as to form, substance, and rendering attorney, opining to the validity and enforceability of this Agreement, and the terms and provisions of this Agreement, and any other agreement executed in connection with the transaction contemplated by this Agreement.

13.           Governing Law and Time.  The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that United States federal law permits the Bank to charge, receive, or collect a greater amount of interest.  Time is of the essence in the performance of the covenants contained in this Agreement and in the other loan documents executed in connection with the Note.

14.           Government Regulation.  Maker shall not (1) be or become subject at any time to any law, regulation, or list of any governmental agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Maker or from otherwise conducting business with Maker, or (2) fail to provide documentary and other evidence of Maker’s identity as may be requested by Bank at any time to enable Bank to verify Maker’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

15.           Information Sharing/Assignment of Note.  Maker agrees that the Bank may provide any information or knowledge that Bank may have about the Maker or about any matter relating to the Note or any of the documents executed in connection with the Note to the Bank, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers or the Note or any of the documents executed in connection with the Note.  The Maker agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of it rights and obligations in the Note to one or more purchasers whether or not related to Bank.

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16.           Loan Purpose.  Maker warrants and represents to Bank that (a) all loans evidenced by the Note are and shall be “business loans”, as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and (b) such loans are for a business, commercial, investment, agricultural, or other similar purposes, and not primarily for personal, family, or household use, as such terms are used in Chapter 303, Texas Finance Code, as amended.

17.           Severability.  In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Agreement.

18.           Multiple Originals.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original for all purposes, but all of which shall constitute one and the same agreement.

19.           No Further Agreements.  Maker acknowledges and agrees that Bank is under no obligation whatsoever to further renew, extend, or modify the Note.  Maker additionally understands and agrees that upon the maturity of the Note, Maker shall be obligated to pay all amounts due under the Note, the Deed of Trust, this Agreement, and any other document executed in connection with the Note, out of Maker’s own assets or out of proceeds from a third-party loan obtained by Maker. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

USA PATRIOT ACT NOTIFICATION

The following notification is provided to Maker pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Maker:  When Maker opens an account, if Maker is an individual Bank will ask for Maker’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Maker, and if Maker is not an individual Bank will ask for Maker’s name, taxpayer identification number, business address, and other information that will allow Bank to identify Maker.  Bank may also ask, if Maker is an individual to see Maker’s driver’s license or other identifying documents, and if Maker is not an individual to see Maker’s legal organizational documents or other identifying documents.

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WAIVER OF SPECIAL DAMAGES

THE MAKER HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER

THE MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE OR THE OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THE NOTE.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT AND THE NOTE.

EXECUTED on the 8th day of May, 2009 to be effective on the day and year first above written.

MAKER:

MACE SECURITY PRODUCTS, INC., a Delaware corporation

By:	/s/ Gregory Krzemien
Gregory Krzemien, Treasurer

GUARANTORS:

MACE CAR WASH ARIZONA, INC. d/b/a GENIE CAR WASH

By:	/s/ Gregory Krzemien
Gregory Krzemien, its Treasurer

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COLONIAL FULL SERVICE CAR WASH, INC.

By:	/s/ Gregory Krzemien
Gregory Krzemien, its Treasurer

MACE SECURITY INTERNATIONAL, INC.

By:	/s/ Gregory Krzemien
Gregory Krzemien, its Treasurer

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ David Shaw
David Shaw its Senior V-P

STATE OF New Jersey	§
§
COUNTY OF Burlington	§

This instrument was acknowledged before me on the 8th day of May, 2009, by Gregory Krzemien, as Treasurer of MACE SECURITY PRODUCTS, INC., a Delaware corporation, on behalf of said corporation and in the capacity therein stated.

Seal	/s/ Patricia Torriero
Notary Public in and for the State of New Jersey

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STATE OF New Jersey	§
§
COUNTY OF Burlington	§

This instrument was acknowledged before me on the 8th day of May, 2009, by Gregory Krzemien, as Treasurer of MACE CAR WASH ARIZONA, INC. d/b/a GENIE CAR WASH, an Arizona corporation, on behalf of said corporation and in the capacity therein stated.

Seal	/s/ Patricia Torriero
Notary Public in and for the State of New Jersey

STATE OF New Jersey	§
§
COUNTY OF Burlington	§

This instrument was acknowledged before me on the 8th day of May, 2009, by Gregory Krzemien, as Treasurer of COLONIAL FULL SERVICE CAR WASH, INC., a Texas corporation, on behalf of said corporation and in the capacity therein stated.

Seal	/s/ Patricia Torriero
Notary Public in and for the State of New Jersey

STATE OF New Jersey	§
§
COUNTY OF Burlington	§

This instrument was acknowledged before me on the 8th day of May, 2009, by Gregory Krzemien, as Treasurer of MACE SECURITY INTERNATIONAL, INC., a Delaware corporation, on behalf of said corporation and in the capacity therein stated.

Seal	/s/ Patricia Torriero
Notary Public in and for the State of New Jersey

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STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on the 8th day of May, 2009, by David I. Shaw, Senior VP of JPMORGAN CHASE BANK, N.A., a national banking association, on behalf of said association and in the capacity therein stated.

Seal	/s/ Pam Beasley
Notary Public in and for the State of Texas

AFTER RECORDING, RETURN TO:

JPMorgan Chase Bank, N.A.
Attn: Pamela M. Beasley
420 Throckmorton, Suite 400
Fort Worth, Texas 76102

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EXHIBIT “A”

DESCRIPTION OF PROPERTY

Lot 1, Block A, of SIGNATURE STONE ADDITION, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat thereof recorded in Volume 2000222, Page 1794, Map Records, Dallas County, Texas.

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